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                                 Exhibit 23 (m)(2)

                                      Form of
                             Share Marketing Agreement

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                                 CNI CHARTER FUNDS

                                      FORM OF
                             SHARE MARKETING AGREEMENT


                                                                   EXHIBIT ONLY
___________________________________

___________________________________

___________________________________

___________________________________



Ladies and Gentlemen:

     This Share Marketing Agreement has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), by CNI CHARTER FUNDS, a Delaware business trust (the "Trust"), on behalf of various classes of the series of the Trust (each series, a "Fund"), as governed by the terms of a Rule 12b-1 Distribution Plan (the "Plan").

     The Plan has been approved by a majority of the Trustees who are not interested persons of the Trust or the Funds and who have no direct or indirect financial interest in the operation of the Plan (the "independent Trustees"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval included a determination that in the exercise of the reasonable business judgment of the Board of Trustees and in light of the Trustees' fiduciary duties, there is a reasonable likelihood that the Plan will benefit each class of each Fund and its shareholders. The Plan also has been approved by a vote of at least a majority of the outstanding voting securities of each applicable class of each applicable Fund, as defined in the 1940 Act.

     1. To the extent you provide eligible shareholder services of the type identified in the Plan to the Funds and a class (a "Class") of those Funds identified in the attached Schedule (the "Schedule"), we shall pay you a monthly fee based on the average net asset value of Class shares during any month which are attributable to customers of your firm, at the rate set forth on the Schedule.

     2. In no event may the aggregate annual fee paid to you pursuant to the Schedule exceed _______ percent of the value of the net assets of each Class of each Fund held in your customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner that a Class uses to compute its net assets as set forth in its then effective

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Prospectus), without approval by a majority of the outstanding shares of each
Class of each Fund.

     3. You shall furnish us and the Trust with such information as shall reasonably be requested by the Trust's Board of Trustees with respect to the services performed by you and the fees paid to you pursuant to the Schedule.

     4. We shall furnish to the Board of Trustees of the Trust, for their review, on a quarterly basis, a written report of the amounts expended under the Plan by us with respect to each Class of each Fund and the purposes for which such expenditures were made.

     5. You agree to make shares of each Class of each Fund available only (a) to your customers or entities that you service, at the net asset value per share next determined after receipt of the relevant purchase instruction or (b) to each such Fund itself at the redemption price for shares of the Class, as described in each Fund's then-effective Prospectus.

     6. No person is authorized to make any representations concerning a Fund or shares of a Fund except those contained in each Fund's then-effective Prospectus or Statement of Additional Information and any such information as may be released by a Fund as information supplemental to such Prospectus or Statement of Additional Information.

     7. Additional copies of each such Prospectus or Statement of Additional Information and any printed information issued as supplemental to each such Prospectus or Statement of Additional Information will be supplied by each Fund to you in reasonable quantities upon request.

     8. In no transaction shall you have any authority whatever to act as agent of the Funds and nothing in this Agreement shall constitute you or the Fund the agent of the other. You are not authorized to act as an underwriter of shares of the Funds or as a dealer in shares of the Funds.

     9. All communications to the Funds shall be sent to: SEI Investments Distribution Co., as Distribution Coordinator for the Funds. Any notice to you shall be duly given if mailed or telegraphed to you at your address as indicated in this Agreement.

     10. This Agreement may be terminated by you or by us, by the vote of a majority of the Trustees of the Trust who are independent Trustees, or by a vote of a majority of the outstanding shares of a Class of a Fund, on sixty (60) days' written notice, all without payment of any penalty. It shall also be terminated automatically by any act that terminates the Plan.

     11. The provisions of the Plan between the Trust and us, insofar as they relate to you, are incorporated herein by reference.

     This Agreement shall take effect on the date indicated below, and the terms and provisions thereof are hereby accepted and agreed to by us as evidenced by our execution hereof.

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                         SEI Investments Distribution, Co.
                         Distribution Coordinator



                         By:     EXHIBIT ONLY
                              __________________________
                              Authorized Officer



                         Dated: ________________________




Agreed and Accepted:



______________________________
          (Name)


By: ___________________________
     (Authorized Officer)

                                 CNI CHARTER FUNDS

                       SCHEDULE TO SHARE MARKETING AGREEMENT
                     BETWEEN SEI INVESTMENTS DISTRIBUTION, CO.,
                            AS DISTRIBUTION COORDINATOR
                                        AND

                                       (Name)

     Pursuant to the provisions of the Share Marketing Agreement between the above parties with respect to CNI Charter Funds, SEI Investments Distribution, Co., as Distribution Coordinator, shall pay a monthly fee to the above-named party based on the average net asset value of shares of each Class of each Fund during the previous calendar month the sales of which are attributable to the above-named party, as follows:


                FUND                      CLASS               FEE
                ____                      _____               ___


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